UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HATTERAS CORE ALTERNATIVES FUND, L.P.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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HATTERAS CORE ALTERNATIVES FUND, L.P.

8540 Colonnade Center Drive, Suite 401, Raleigh, North Carolina, 27615

February 22, 2013

Dear Shareholder:

The Board for Hatteras Core Alternatives Fund, L.P. recently sent you information regarding a Special Meeting to ask you to vote on important proposals affecting your Fund. The Special Meeting convened on February 20, 2013, but is now adjourned until March 7, 2013 since a vote requirement was not achieved. The Special Meeting will reconvene at the offices of Hatteras Investment Partners, LLC, at: 8540 Colonnade Center Drive, Suite 401, Raleigh, North Carolina, 27615 at 9:00 AM Eastern Time. A proxy for voting your shares at the Special Meeting is enclosed. The shares represented by each valid proxy received in time will be voted at the meeting as specified.

Detailed information about the Special Meeting and the proposals can be found in the proxy statement. Another copy of the proxy card has been included for your review and convenience. Should you have any questions regarding the proposals, please call 1 (800) 591-8238.

THE FUND’S RECORDS INDICATE THAT YOU HAVE NOT YET VOTED.

PLEASE TAKE A MOMENT NOW TO CAST YOUR VOTE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE SPECIAL MEETING.

We may also reach out to un-voted accounts by phone, as this matter remains extremely important for the Fund

Thank you for your participation and your investment with Hatteras Core Alternatives Fund, L.P.

Voting is easy and takes only a few moments:

1.	Vote by Phone. Simply dial toll-free 1 (800) 591-8238. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 10:00 p.m. eastern time.

2.	Vote via the Internet. You may vote by logging onto www.proxyonline.us and entering your control number found on the enclosed proxy card.

3.	Vote by Mail. You may vote by signing, dating and mailing the enclosed proxy card in the postage-prepaid return envelope provided.

REG-7905